As filed with the Securities and Exchange Commission on December 15, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
Magnum Hunter Resources Corporation
(Exact name of registrant as specified in its charter)
____________________

Delaware	86-0879278
(State or other jurisdiction of	(I.R.S Employer
incorporation or organization)	Identification No.)

777 Post Oak Boulevard, Suite 910
Houston, TX	77056
(Address of Principal Executive Offices)	(Zip Code)

Magnum Hunter Resources Corporation
Amended and Restated Stock Incentive Plan
(Full title of the plan)
____________________

Paul M. Johnston
Senior Vice President and General Counsel
777 Post Oak Boulevard, Suite 910
Houston, TX 77056
832-369-6986

(Name, address, and telephone number, including area code, of agent for service)
____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	9,000,000 shares	$6.15	$55,350,000	$3,946.46

(1)
The securities to be registered include an aggregate of 9,000,000 shares of Magnum Hunter Resources Corporation (the “Company” or the “Registrant”) common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (the “Plan”). The Plan has recently been amended and restated to among other things increase the number of shares of Common Stock issuable under the Plan. The additional shares of Common Stock issuable under the Plan are being registered by this Registration Statement.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the NYSE Amex Equities Market on December 13, 2010 (which is within five business days prior to the filing of the Registration Statement), which was $6.15 per share.

EXPLANATORY NOTE

The Registrant is filing this registration statement to register an additional 9,000,000 shares of its common stock, par vale $0.01 (“Common Stock”), for issuance pursuant to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (the “Plan”).  The increase in the number of shares of Common Stock authorized for issuance under the Plan was approved by the Registrant’s stockholders at the 2010 Annual Meeting of Stockholders, held on October 27, 2010.  The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.  Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 (File No. 333-168802) relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2010, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.  After giving effect to this Registration Statement, an aggregate of 15,000,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(i)
Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March  31, 2010, as amended by Form 10-K/A filed with the SEC on April 30, 2010 and Form 10-K/A filed with the SEC on June 4, 2010;

(ii)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

(iii)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 12, 2010;

(iv)	Amendment to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2010, filed with the SEC on August 25, 2010;

(v)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 12, 2010;

(vi)
Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 28, 2010, February 16, 2010, as amended on April 30, 2010, February 19, 2010, March 15, 2010, May 19, 2010, June 17, 2010, June 24, 2010, June 25, 2010, June 29, 2010, July 30, 2010, August 6, 2010, August 11, 2010, August 16, 2010, September 15, 2010, September 29, 2010, September 30, 2010, October 29, 2010, November 2, 2010 (Item 5.07), November 4, 2010, November 10, 2010, November 15, 2010, December 3, 2010 and December 6, 2010;

(vii)	The description of the Registrant’s common stock included in the Form 8-A filed on August 25, 2006, and any amendment or report filed with the SEC for the purpose of updating such description; and

(viii)
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 8.	Exhibits

Exhibit Number	Description
4.1
Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2010)

5.1*	Opinion of Paul M. Johnston, Esquire

10.1
Form of Restricted Stock Award Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan. (Incorporated by reference from Magnum Hunter Resources Corporation’s Current Report on Form 8-K filed on December 3, 2010.)

10.2*	Form of Stock Option Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan.

10.3
Form Stock Appreciation Right Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan. (Incorporated by reference from Magnum Hunter Resources Corporation’s Current Report on Form 8-K filed on December 3, 2010.)

23.1*	Consent of Hein & Associates LLP

23.2*	Consent of MaloneBailey, LLP

23.3*	Consent of DeGolyer and MacNaughton

23.4*	Consent of Cawley, Gillespie & Associates, Inc.

23.5*	Consent of Paul M. Johnston (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page hereto)

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 2010.

MAGNUM HUNTER RESOURCES CORPORATION

By:  /s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary C. Evans and Ronald D. Ormand, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities indicated on December 15, 2010, signed this Registration Statement.

Signature	Title	Date

/s/ Gary C. Evans	Chairman of the Board and	December 15, 2010
Gary C. Evans	Chief Executive Officer

/s/ Ronald D. Ormand	Chief Financial Officer, Executive Vice	December 15, 2010
Ronald D. Ormand	President and Director

/s/ Wayne P. Hall	Vice Chairman of the Board	December 15, 2010
Wayne P. Hall

/s/ David S. Krueger	Chief Accounting Officer	December 15, 2010
David S. Krueger

/s/ J. Raleigh Bailes, Sr.	Director	December 15, 2010
J. Raleigh Bailes, Sr.

/s/ Brad Bynum	Director	December 15, 2010
Brad Bynum

/s/ Gary L. Hall	Director	December 15, 2010
Gary L. Hall

/s/ Joe L. McClaugherty	Director	December 15, 2010
Joe L. McClaugherty

/s/ Steven A. Pfeifer	Director	December 15, 2010
Steven A. Pfeifer

/s/ Jeff Swanson	Director	December 15, 2010
Jeff Swanson

EXHIBIT INDEX

Exhibit Number	Description
4.1
Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2010)

5.1*	Opinion of Paul M. Johnston, Esquire

10.1
Form of Restricted Stock Award Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan. (Incorporated by reference from Magnum Hunter Resources Corporation’s Current Report on Form 8-K filed on December 3, 2010.)

10.2*	Form of Stock Option Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan.

10.3
Form Stock Appreciation Right Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan. (Incorporated by reference from Magnum Hunter Resources Corporation’s Current Report on Form 8-K filed on December 3, 2010.)

23.1*	Consent of Hein & Associates LLP

23.2*	Consent of MaloneBailey, LLP

23.3*	Consent of DeGolyer and MacNaughton

23.4*	Consent of Cawley, Gillespie & Associates, Inc.

23.5*	Consent of Paul M. Johnston (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page hereto)

*           Filed herewith.